EXHIBIT 99.1

ANDRESMIN GOLD CORPORATION COMPLETES ACQUISITION OF 100% OF GRUPO MINERO INTERNACIONAL S.A.C.

July 23, 2004 – Andresmin Gold Corporation (“Andresmin” or the “Company”) (NASD OTC-BB: “ASGC”) is pleased to report that the Company has closed the previously announced acquisition of 100% of the issued and outstanding shares of Grupo Minero Internacional S.A.C. (“Grupo”), a company organized under the laws of Peru, by paying US$230,000.  The Company has also agreed to pay a 2.5% Net Smelter Royalty on all the properties and mining rights that were owned by Grupo, which will be payable upon reaching commercial production.

The Grupo holdings consist of 100% interest in 9 separate mineral exploration projects encompassing a total of 16,400 hectares in Peru.  Please see May 10, 2004 News Release for full details on the properties.

For further information please contact:

604-657-6069

THIS NEWS RELEASE MAY INCLUDE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, WITH RESPECT TO ACHIEVING CORPORATE OBJECTIVES, DEVELOPING ADDITIONAL PROJECT INTERESTS, ANDRESMIN'S ANALYSIS OF OPPORTUNITIES IN THE ACQUISITION AND DEVELOPMENT OF VARIOUS PROJECT INTERESTS AND CERTAIN OTHER MATTERS.  THESE STATEMENTS ARE MADE UNDER THE "SAFE HARBOR" PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.